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                                                                     EXHIBIT M-7


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                                 [Lee & Ko Logo]

                                                                   March 2, 2004

To: The Korea Development Bank
    16-3, Youido-dong
    Youngdeungpo-gu, Seoul
    Republic of Korea

    Re: The Korea Development Bank:  Offering of US$850,000,000 Aggregate
        Principal Amount of 3.875% Notes Due 2009

Dear Sirs,

         We have acted as Korean legal counsel for The Korea Development Bank ("KDB"), a governmental financial institution established pursuant to The Korea Development Bank Act of 1953, as amended, in the Republic of Korea ("Korea") in connection with KDB's offering pursuant to a registration statement under Schedule B (No. 333-111608) (as amended when it became effective, the "Registration Statement") of US$850,000,000 aggregate principal amount of KDB's 3.875% notes due 2009 (the "Notes") to be issued under a fiscal agency agreement dated as of February 15, 1991 (the "Fiscal Agency Agreement") between KDB and The Bank of New York, as fiscal agent (the "Fiscal Agent").

         For the purposes of giving the legal opinions set forth herein, we have examined all such laws and regulations of Korea as are relevant, and originals or copies, certified or otherwise identified to our satisfaction, of the documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, the power and authority of all parties other than KDB to enter into, and due execution and delivery by such parties of the documents referred to above. We have also assumed that such documents constitute the legal, valid and binding obligations of each of the parties thereto and there has been no breach of any of the terms thereof.

         In addition, and without prejudice to the generality of the immediately preceding paragraph, in arriving at the opinion expressed below, we have reviewed the following specific documents relating to the Notes:

         (a)      the Registration Statement;

         (b) the related prospectus dated January 7, 2004, as supplemented by the prospectus supplement dated February 24, 2004 and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities act of 1933, as amended (the "Prospectus");


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         (c)      a facsimile copy of the Notes in global form as executed by
                  KDB and authenticated by the Fiscal Agent; and

         (d)      an executed copy of the Fiscal Agency Agreement.

         As to any other matters of fact material to the opinion expressed herein, we have made no independent inquiry and have relied solely upon the certificates or oral or written statements of officers and other representatives of KDB.

         We are admitted to practice law in Korea, and the legal opinions provided herein are confined to and given on the basis of the laws of Korea in effect as at the date hereof. We do not represent ourselves to be familiar with the laws of any jurisdiction other than Korea, and we do not pass upon nor express any opinion in respect of those matters that are governed by or construed in accordance with any of such laws.

         Based on the foregoing and subject to the reservations and qualifications set out below, we are of the opinion that:

(1) KDB is a statutory juridical entity duly established under the Korea Development Bank Act of 1953, as amended, and validly existing under the laws of Korea, with power and authority to own its properties and conduct its business as described in the Prospectus forming a part of the Registration Statement;

(2) The Fiscal Agency Agreement has been duly authorized and executed by KDB;

(3) The statements in the Prospectus concerning matters of Korean law are accurate and up-to-date as of the date hereof; and

(4) The Notes has been duly authorized, executed, issued and delivered by KDB and constitute valid, binding and enforceable obligations of KDB.

         We express no opinion as to any agreement, instrument or other documents other than as specified in this opinion.

         The opinions herein are given as of the date hereof solely in connection with the Notes to be issued by KDB and solely for the benefit of KDB and its legal advisers (including United States counsel to KDB in connection with the issue and sale of the Notes), and, except with our express consent, our opinions herein may not be relied upon as of any later date for any other purpose or by any other person.

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         We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby claim or otherwise acknowledge or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                              Very truly yours,

                                                              /s/ Lee & Ko
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                                                                  Lee & Ko

WKH/MBR; kokim